Exhibit F-1








                                             March 14, 1996




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re:    General Public Utilities Corporation -
                           Declaration on Form U-1
                           SEC File No. 70-8793


          Ladies and Gentlemen:

                    We have examined the Declaration on Form U-1, dated February 7, 1996, under the Public Utility Holding Company Act of 1935 (the "Act"), filed by General Public Utilities Corporation ("GPU"), a Pennsylvania corporation, with the Securities and Exchange Commission and docketed in SEC File No. 70-8793, as amended by Amendment No. 1 thereto, dated this date, of which this opinion is to be a part. (The Declaration, as thus to be amended, is hereinafter referred to as the "Declaration".)

                    The Declaration contemplates, among other things, the guaranty through February 1, 2006 by GPU pursuant to Guaranty
          Agreements ("Guarantees") of the obligations of GPU Service Corporation ("GPUSC") under one or more loan agreements ("Loan Agreements") with one or more commercial banks or other institutions, in respect of borrowings in an aggregate principal amount not to exceed $40,000,000.

                    We have been counsel to GPU and its subsidiaries for many
          years. In that connection, we have participated in various proceedings related to the issuance of securities by GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

                    We have examined copies of the Articles of Incorporation and By-Laws of GPU. We have also examined such other instruments, agreements and documents and made such further investigation as we have deemed necessary as a basis for this opinion.





          Securities and Exchange Commission
          March 14, 1996
          Page 2




                    We are members of the Bar of the State of New York and do not purport to be expert on the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. The opinions expressed herein are limited to matters governed by the laws of the State of New York and the Federal laws of the United States. With respect to all matters of Pennsylvania law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll which is being filed as Exhibit F-2 to the Declaration.

                    Based upon the foregoing, and assuming (i) that the transactions therein proposed are authorized by GPU's board of directors and are carried out in accordance with the Declaration,
          (ii) that the execution, delivery and performance of each Loan Agreement will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over GPUSC or any contract binding on GPUSC, and (iii) compliance by GPU with the applicable guaranty limitations in its Credit Agreement, dated March 19, 1992, as amended, we are of the opinion that when the Commission shall have entered an order forthwith permitting the Declaration to become effective,

                    (a)    all   State  laws   applicable  to   the  proposed
               transactions will have been complied with;

                    (b)    GPU is validly organized and duly existing;

                    (c) the Guaranty Agreements will be valid and binding obligations of GPU in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorgani-zation, fraudulent conveyance, moratorium, or other similar laws affecting creditors' rights generally and general prin-ciples of equity limiting the availability of equitable remedies; and

                    (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by GPU or any company which is an "associate company" of GPU, as defined in the Act.

                    We hereby consent to the filing of this opinion as an exhibit to the Declaration and in any proceedings before the Com-mission that may be held in connection therewith.

                                             Very truly yours,



                                             BERLACK, ISRAELS & LIBERMAN LLP